UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 16, 2015

HISTOGENICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Appointment of Certain Officers

On March 12, 2015, Histogenics Corporation (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Danforth Advisors, LLC (“Danforth”), pursuant to which Danforth will provide finance, accounting and administrative functions, including interim chief financial officer services to be provided by Mr. DiPalma, to the Company. The Company will pay Danforth an agreed upon hourly rate for such services and will reimburse Danforth for expenses. The Consulting Agreement has an initial term of one year and may be extended by mutual agreement of the parties. The Consulting Agreement may be terminated by the Company or Danforth with cause, upon 30 days written notice and without cause, upon 60 days written notice. In addition, the Company has also granted Danforth a warrant to purchase up to 7,398 shares of the Company’s common stock at an exercise price of $9.75 per share (the “Warrant”). The shares underlying the Warrant vest on a monthly basis over two years; provided that, 50% of the shares issuable upon exercise of the Warrant shall become fully vested and exercisable if the Company terminates the Consulting Agreement for any reason other than for cause before March 12, 2016, and the remaining 50% of the shares issuable upon exercise of the Warrant shall become fully vested and exercisable if the Company terminates the Consulting Agreement for any reason other than for cause upon the extension of the Consulting Agreement after March 12, 2016.

The Board of Directors of the Company has appointed Stephen J. DiPalma, Managing Director of Danforth, as interim Chief Financial Officer, effective March 31, 2015 upon the resignation of Kevin McArdle, the Company’s Chief Financial Officer. Mr. DiPalma replaces Mr. McArdle, who has indicated his resignation as Chief Financial Officer of the Company effective as of the close of business on March 31, 2015, as disclosed in a Current Report on Form 8-K with the Securities and Exchange Commission on March 6, 2015.

Mr. DiPalma, age 56, is Managing Director for Danforth Advisors LLC, and brings more than 25 years of experience in life sciences and healthcare, including founding two start-ups, working with venture-backed companies, subsidiaries of Fortune 100 firms and publicly traded companies, and his work as a consultant with Danforth Advisors, LLC clients. Previously, he served as the CFO of two public companies, and as CFO, COO, CEO or Director of eight privately held companies, in addition to his consulting clients. Mr. DiPalma participated in the successful reorganization of Cambridge Biotech from Chapter 11 bankruptcy protection into Aquila BioPharmaceuticals, led the effort to take RXi Pharmaceuticals public and has extensive experience in international fund raising and corporate structuring. He was formerly Chairman of the Board of Cognoptix Inc., and is on the Board of Directors of Phytera, Inc. Mr. DiPalma received his M.B.A. from Babson College and his B.S. from the University of Massachusetts-Lowell.

Other than as described above there are no related party transactions between the Company and Mr. DiPalma and Mr. DiPalma is neither related to, nor does he have any relationship with, any existing member of the board of directors of the Company or any executive officer of the Company.

Copies of the Consulting Agreement and the Warrant will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2015. The foregoing description of the terms of the Consulting Agreement and the Warrant is qualified in its entirety by reference to the full text of such exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISTOGENICS CORPORATION

Date: March 16, 2015	By:	/s/ Adam Gridley
Adam Gridley
President and Chief Executive Officer